SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
12061 Bluemont Way, Reston, Virginia 20190
(Address if principal executive offices)(zip code)
Registrant’s telephone number, including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2007, the Executive Committee of the Board of Directors of SLM Corporation appointed Sandra L. Masino, Senior Vice President, Accounting, Credit & Loan Portfolio Analysis, at which time Ms. Masino assumed responsibilities as principal accounting officer for the Corporation. Ms. Masino, age 38, joined the Corporation in April 2003 as Managing Director, Risk Management. She was promoted to Vice President in January, 2004 and was appointed Controller of the Corporation in June 2006. Prior to joining the Corporation, Ms. Masino was a senior audit manager at Ernst & Young, LLP and Arthur Andersen, LLP. Ms. Masino’s annual base salary was adjusted to be commensurate with her duties and her target performance bonus for 2007 remains 100 percent of base salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
By:	/s/ C.E. ANDREWS
	Name:	C.E. Andrews
	Title:	Chief Executive Officer

Dated: June 14, 2007

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